                                                                    Exhibit 10.8

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES REPRESENTED HEREBY, SUCH OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                              AMENDED and RESTATED
                                 PROMISSORY NOTE

                                                            Phoenix, Arizona
$3,100,000.00                                               as of August 1, 2001

1.    FUNDAMENTAL PROVISIONS.

      The following terms will be used as defined terms in this Promissory Note (as it may be amended, modified, extended and renewed from time to time, the "Note"):

     Payee and Holder:              GEORGE WALLNER, a man.

     Maker:                         HYPERCOM CORPORATION, a Delaware corporation.

     Principal Amount:              Three Million One Hundred Thousand and No/100 Dollars
                                    ($3,100,000.00).

     Interest Rate:                 Twelve percent (12%) per annum.

     Default
     Interest Rate:                 Three percent (3%) per annum above the Interest Rate.

     Maturity Date:                 The earlier to occur of (i) eighteen (18) months after August
                                    1, 2001 or (ii) the first Business Day following satisfaction, in full, of all amounts outstanding under that certain Loan and
                                    Security Agreement, dated as of July 31, 2001, by and among
                                    Hypercom Corporation and certain subsidiaries thereof, Lenders signatory thereto and Foothills Capital Corporation (the "Loan
                                    Agreement").

     Business Day:                  Any day of the year other than Saturdays, Sundays and legal holidays on which Holder's main office at Bank One Arizona,
                                    N.A., is closed.

     Loan:                          The loan from Holder to Maker in the Principal Amount and
                                    evidenced by this Note.

2.    PROMISE TO PAY.

      For value received, Maker promises to pay to the order of Holder, at his address in Miami, Florida, or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

3.    INTEREST; PAYMENTS.

      (a) Absent an Event of Default hereunder, each advance made hereunder shall bear interest at the Interest Rate. Throughout the term of this Note, interest shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

      (b) Subject to the terms of that certain Subordination Agreement, dated as of [July 31, 2001], by and between George Wallner and Foothills Capital Corporation, as Agent, all payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the holder hereof is not less than that required by this Note.

      (c) Maker shall make all payments of principal and interest due hereunder, and any other amounts due hereunder due and payable, on the Maturity Date. If any payment of principal and interest to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

4.    PREPAYMENT.

      Maker may prepay the Loan, in whole or in part, at any time without penalty or premium.

5.    LAWFUL MONEY.

      Principal and interest are payable in lawful money of the United States of America.

6.    APPLICATION OF PAYMENTS/LATE CHARGE/DEFAULT INTEREST.

      (a) Absent the occurrence of an Event of Default hereunder, any payments received by the holder hereof pursuant to the terms hereof shall be applied to sums, other than principal and interest, due the holder hereof pursuant to this Note, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received by the holder hereof after the occurrence of an Event of Default hereunder shall be applied to the amounts specified in this Paragraph 6(a) in such order as the holder hereof may, in its sole discretion, elect.

      (b) If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to Paragraph 9 hereof, the amount due and unpaid shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid.

7.    EVENT OF DEFAULT.

      The (i) default in the payment of principal or interest when due pursuant to the terms of this Note and (ii) any default under any other material loan agreement executed by Maker shall be deemed to be an event of default ("Event of Default") hereunder.

8.    REMEDIES.

      Upon the occurrence of an Event of Default, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker hereunder shall, without demand or notice, immediately become due and payable. Upon the occurrence of and Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate, subject to the limitations contained in Paragraph 13 hereof. No delay or omission on the part of the holder hereof in exercising any right under this Note hereof shall operate as a waiver of such right.

9.    WAIVER.

      Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the holder hereof may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any Person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

10.   CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

      No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the holder hereof to exercise and no delay by the holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

11.   ATTORNEYS' FEES.

      If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings whether at the trial or appellate level).

12.   SEVERABILITY.

      If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

13.   INTEREST RATE LIMITATIONS.

      Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan. Holder and Maker agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable hereunder or returned to Maker.

14.   NUMBER AND GENDER.

      In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

15.   HEADINGS.

      Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

16.   CHOICES OF LAW.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

17.   INTEGRATION.

      This Note contains the complete understanding and agreement of the holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings and negotiations.

18.   BINDING EFFECT.

      This Note will be binding upon, and inure to the benefit of, the holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under this Note.

19.   TIME OF THE ESSENCE.

      Time is of the essence with regard to each provision hereof as to which time is faster.

20.   SURVIVAL.

      The representations, warranties, and covenants of the Maker of this Note shall survive the execution and delivery of this Note and the making of the Loan.

21.   SUBORDINATION.

      Holder's rights to payment under this Note shall be at all times and in all respects wholly subordinate and inferior in claim and right to the obligations of Maker pursuant to the terms of the Loan Agreement. The terms of such subordination are set forth in that certain Wallner Subordination Agreement dated July 31, 2001, by and between Holder and Foothill Capital Corporation.

                                      HYPERCOM CORPORATION, a Delaware
                                      corporation



                                      By: /s/ Jonathon Killmer
                                          ___________________________________
                                      Name: Jonathon E. Killmer
                                      Title: Executive Vice President, Chief
                                      Financial Officer, Chief Operating
                                      Officer, Chief Administrative Officer and
                                      Secretary
                                      "MAKER"